Exhibit 8.1

October 15, 2010

Xueda Education Group

A-4 Xibahe Beili

Chaoyang District

Beijing 100028

People’s Republic of China

Ladies and Gentlemen:

We have acted as United States counsel to Xueda Education Group (the “Company”), in connection with the Registration Statement on Form F-1, including the prospectus contained therein (together, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s ordinary shares, par value US$0.0001 per share, which will be represented by American depositary shares evidenced by American depositary receipts.

We have examined the Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

October 15, 2010

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the caption “Taxation—United States Federal Income Tax Consequences,” insofar as such statements relate to matters of United States federal income tax law, constitute our opinion as to the material United States federal income tax consequences to United States Holders (as such term is defined in the Registration Statement under such caption) of the ownership of the Company’s ordinary shares and American depositary shares.

We do not express any opinion herein concerning any law other than the United States federal income tax law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Taxation” in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP